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                        GARDNER, CARTON & DOUGLAS

                          SUITE 3400 QUAKER TOWER             WASHINGTON, D.C.

                          321 NORTH CLARK STREET              DENVER, COLORADO

                        CHICAGO, ILLINOIS  60610-4795       SOUTHFIELD, MICHIGAN

                              (312) 644-3000

                              TELEX:  25-3626

                         TELECOPIER:  (312) 644-3381


                             FEBRUARY 15, 1991


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

       Re:  A S M FUND, INC. INDEFINITE NUMBER OF
            SHARES OF COMMON STOCK, $.001 PAR VALUE

Ladies and Gentlemen:

    As counsel for A S M Fund, Inc., a Maryland corporation (the "Fund"), we have examined the proceedings taken and being taken for the registration by the Fund on Form N-1A of an indefinite number of shares of its Common Stock, $.001 par value.

    We have examined all instruments, documents and records which, in our opinion, were necessary of examination for the purpose of rendering this opinion. Based upon such examination, we are of the opinion that the above-described shares of Common Stock will be, if and when issued by the Fund in the manner and upon the terms set forth in said Form N-1A, validly authorized and issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion as an exhibit to the Fund's Registration Statement on Form N-1A, as it may amended.

                                       Very truly yours,



                                       /s/ Gardner, Carton & Douglas
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